UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 18, 2019

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-34482	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material  Definitive Agreement.

On April 18, 2019 (the “Closing Date”), Vornado Realty L.P. (“VRLP”), the operating partnership through which Vornado Realty Trust (“Vornado”) conducts its business, entered into a Transaction Agreement (the “Transaction Agreement”) with a group of institutional investors (the “Investors”) advised by Crown Acquisitions, Inc.  The Transaction Agreement provides for a series of transactions pursuant to which prior to the Closing Date (i) VRLP contributed its interests in properties located at 640 Fifth Avenue, 655 Fifth Avenue, 666 Fifth Avenue, 689 Fifth Avenue, 697-703 Fifth Avenue, 1535 Broadway and 1540 Broadway (collectively, the “Properties”) to subsidiaries of a newly formed limited partnership (the “New Partnership”) and (ii) transferred on the Closing Date a 48.5% common interest in the New Partnership to the Investors. Vornado continues to own 51.5% of the New Partnership’s common equity (collectively, the “Transaction”).  The 48.5% common interest in the New Partnership represents an effective 47.2% interest in the Properties. The Properties include approximately 489,000 square feet of retail space, 327,000 square feet of office space, signage associated with 1535 and 1540 Broadway, the parking garage at 1540 Broadway and the theatre at 1535 Broadway.  After receiving the proceeds from the mortgage loan on 640 Fifth Avenue referred to below, Vornado will receive net proceeds of $1.198 billion as a result of the Transaction.

The Transaction values the Properties at approximately $5.556 billion, resulting in a financial statement net gain of approximately $2.6 billion from the Transaction and the related step-up in Vornado’s basis of the assets to fair value and a tax gain of approximately $735 million. The financial statement net gain and the tax gain are estimates and are subject to change.  The financial statement net gain will be included in Vornado’s and VRLP’s consolidated statements of income for the three months ended June 30, 2019.  In conjunction with the Transaction, VRLP retained preferred equity interests issued by certain subsidiaries of the New Partnership with an aggregate liquidation preference of $2.328 billion that are entitled to dividends at a per annum rate of 4.25% for the first five years, increasing to 4.75% for the next five years and thereafter at a formulaic rate.  $500 million of VRLP’s retained preferred equity interests is expected to be redeemed in the near future by one of the subsidiaries with anticipated proceeds from a new $500 million mortgage loan on 640 Fifth Avenue.  Upon completion of the new mortgage loan on 640 Fifth Avenue, Vornado will hold subsidiary issuer preferred equity interests in five of the Properties aggregating $1.828 billion and the other two Properties will be subject to mortgage debt aggregating $950 million.  The preferred equity is redeemable by the New Partnership subsidiary issuers under certain conditions on a tax deferred basis.

Representations, Warranties and Covenants

The Transaction Agreement contains certain customary representations and warranties made by each of the parties to the Agreement as of the Closing Date.  Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Transaction Agreement.

The Transaction Agreement includes customary covenants for transactions of this nature, including, among others, customary indemnities with respect to certain matters.

Closing Date Transactions

Pursuant to the Transaction Agreement, the subsidiaries of New Partnership to which the Properties were contributed prior to the Closing Date were contributed on the Closing Date to indirect subsidiaries of the New Partnership, which subsidiaries have, prior to the Closing Date,  elected to be taxed as real estate investment trusts (the “Subsidiary REITs”).

Partnership Agreement

Pursuant to the Transaction Agreement, VRLP, one of its wholly-owned subsidiaries (“Vornado GP”) and the Investors entered into an agreement of limited partnership in respect of the New Partnership (the “Partnership Agreement”). Vornado GP is the general partner of the New Partnership. VRLP is jointly and severally liable with Vornado GP for Vornado GP’s obligations under the Partnership Agreement.  Pursuant to the Partnership Agreement and the organizational documents of the Subsidiary REITs, the Investors or directors of the Subsidiary REITs appointed by the Investors, as the case may be, have the right to approve annual business plans and budgets for the Properties and certain other specified major decisions with respect to the Properties, the Subsidiary REITs and the Partnership.  The Partnership Agreement affords the Investors the right to remove and replace the Vornado GP in the event Vornado GP or certain of its affiliates commit fraud or other bad acts in connection with the New Partnership, become bankrupt or insolvent, or default in certain of their respective obligations under the Partnership Agreement (subject to notice and cure periods in certain circumstances).  The Partnership Agreement includes (i) remedies for the failure of any partner to make a required capital contribution for necessary expenses and (ii) liquidity provisions, including mutual rights of first offer and a “buy-sell” provision which are, in each case, customary for similar partnerships.  Except in limited circumstances, neither VRLP nor the Investors are permitted to transfer more than 50% or control of its interest in the New Partnership or trigger the buy-sell until the fifth (5th) anniversary of the Closing Date.  Affiliates of VRLP will provide property management, cleaning and leasing services for each Property, with Crown Acquisitions, Inc. also providing leasing services to the retail components of the Properties.

Pursuant to the Partnership Agreement, Vornado GP agreed, among other things, to cause (i) the New Partnership to be managed and operated in a manner such that any partner that is a foreign governmental entity will not be deemed to be engaged in activities which constitute “commercial activities” or a “trade or business within the United States” for U.S. federal income tax purposes and (ii) each Subsidiary REIT to maintain its status as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 18, 2019, Vornado issued a press release announcing the Transaction.  That press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

In addition, on April 18, 2019, Steven Roth, the Chairman and Chief Executive Officer of Vornado, issued an amendment to his Chairman’s Letter to Shareholders that was included on a Current Report on Form 8-K dated April 5, 2019, to discuss the Transaction.  A copy of that amendment is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.  A copy of the amended Chairman’s Letter is available at Vornado’s website at www.vno.com.   The reference to Vornado’s website is for information only, and the website is not a part of, or incorporated by reference in, this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information incorporated by reference in this Item 7.01 and the corresponding Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company or  VRLP under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.             Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Vornado and VRLP intend to file an amendment to this Current Report on Form 8-K to include the pro forma financial information required as a result of the disposition described in Item 2.01 of this Current Report on Form 8-K. within four business days of the disposition.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 18, 2019.
99.2	Amendment to Chairman’s Letter to Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Matthew Iocco
Name:	Matthew Iocco
Title:	Chief Accounting Officer (duly authorized officer and principal accounting officer)

Date: April 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)
By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Matthew Iocco
Name:	Matthew Iocco
Title:	Chief Accounting Officer of Vornado Realty Trust, sole General Partner of Vornado Realty L.P. (duly authorized officer and principal accounting officer)

Date: April 18, 2019